EXHIBIT 21.1
Jabil Inc. Subsidiaries*

Ownership is 100% except where designated.

Subsidiary	Country/State of Incorporation/Organization
AOC Technologies (Wuhan) Co., Ltd.	China
AOC Technologies, Inc.	United States (California)
Badger Technologies, LLC	United States (Delaware)
Celetronix India Private Limited	India
Celetronix USA, Inc.	United States (Delaware)
Clothing Plus Zhejiang Ltd.	China
eco.logic brands inc.	United States (Delaware)
F-I Holding Company	Cayman Islands
Green Point (Suzhou) Technology Co., Ltd.	China
Green Point (Tianjin) Precision Electronic Co., Ltd.	China
Green Point (Wuxi) Electronic Technology Co., Ltd.	China
Green Point Precision (M) Sdn. Bhd.	Malaysia
Green Point Technology (Shenzhen) Co., Ltd.	China
Green Point Technology (Wuxi) Co., Ltd.	China
Green Prosperity Co., Ltd.	Virgin Islands, British
Greenam Electricity (Proprietary) Limited (Jabil indirectly owns 79% of this entity)	Namibia
Jabil (Mauritius) Holdings Ltd.	Mauritius
Jabil Advanced Mechanical Solutions de Mexico, S. de R.L. de C.V.	Mexico
Jabil Advanced Mechanical Solutions, Inc.	United States (Delaware)
Jabil AMS, LLC	United States (Delaware)
Jabil Canada Corporation	Canada
Jabil Circuit (Beijing) Ltd.	China
Jabil Circuit (BVI) Inc.	Virgin Islands, British
Jabil Circuit (Guangzhou) Ltd.	China
Jabil Circuit (Shanghai) Co. Ltd.	China
Jabil Circuit (Singapore) Pte. Ltd.	Singapore
Jabil Circuit (Wuxi) Co. Ltd.	China
Jabil Circuit Austria GmbH	Austria
Jabil Circuit Belgium N.V.	Belgium
Jabil Circuit Cayman L.P.	Cayman Islands
Jabil Circuit China Limited	Hong Kong
Jabil Circuit de Chihuahua S. de R.L. de C.V.	Mexico
Jabil Circuit de Mexico, S. de R.L. de C.V.	Mexico
Jabil Circuit Financial II, Inc.	United States (Delaware)
Jabil Circuit Hong Kong Limited	Hong Kong
Jabil Circuit Hungary Contract Manufacturing Services Ltd.	Hungary
Jabil Circuit India Private Limited	India
Jabil Circuit Investment (China) Co., Ltd	China
Jabil Circuit Italia S.r.l.	Italy
Jabil Circuit Limited	United Kingdom
Jabil Circuit Luxembourg II S.à r.l.	Luxembourg

Jabil Circuit Luxembourg S.à.r.l.	Luxembourg
Jabil Circuit Netherlands B.V.	Netherlands
Jabil Circuit of Michigan, Inc.	United States (Michigan)
Jabil Circuit SAS	France
Jabil Circuit Sdn. Bhd.	Malaysia
Jabil Circuit Technology LLC	Cayman Islands
Jabil Circuit Ukraine Limited	Ukraine
"Jabil Consulting" Limited Liability Company	Ukraine
Jabil Croatia d.o.o.	Croatia
Jabil Defense and Aerospace Services, LLC	United States (Delaware)
Jabil Denmark Aps	Denmark
Jabil do Brasil Indústria Eletroeletrônica Ltda.	Brazil
JABIL DR, S.R.L.	Dominican Republic
Jabil Dutch Mexico B.V.	Netherlands
Jabil Electronics (Weihai) Co., Ltd.	China
Jabil EMS Switzerland GmbH	Switzerland
Jabil Energy (Namibia) (Proprietary) Limited	Namibia
Jabil Green Point Precision Electronics (Wuxi) Co. Ltd.	China
Jabil Green Point Technology (Huizhou) Co., Ltd.	China
Jabil Healthcare DR, S.R.L.	Dominican Republic
Jabil Hungary LP Services Limited Liability Company	Hungary
Jabil India Manufacturing Private Limited	India
Jabil Industrial do Brasil Ltda.	Brazil
Jabil International Holding II, S. de R.L. de C.V.	Mexico
Jabil International Holding S. de R.L. de C.V.	Mexico
Jabil International Treasury Pte. Ltd	Singapore
Jabil Investment Pte. Ltd.	Singapore
Jabil Israel Ltd.	Israel
Jabil Japan, Inc.	Japan
Jabil Korea International Limited	Korea, Republic of
Jabil Mexico Holding, S. de R.L. de C.V.	Mexico
Jabil Mexico Investment, S. de R.L. de C.V.	Mexico
Jabil Monterrey S. de R.L. de C.V.	Mexico
Jabil Nypro Holding LLC	United States (Delaware)
Jabil Nypro I, LLC	United States (Delaware)
Jabil Nypro II, LLC	United States (Delaware)
Jabil Nypro International B.V.	Netherlands
Jabil Optics Germany GmbH	Germany
Jabil Poland Sp. z o.o.	Poland
Jabil Precision Industry (Guangzhou) Co., Ltd.	China
Jabil Procurement Services, Inc.	United States (Delaware)
Jabil Science & Telecommunication Trading (Wuxi) Co. Ltd.	China
Jabil Sdn. Bhd.	Malaysia
Jabil Services Korea Limited	Korea, Republic of
Jabil Silver Creek, Inc.	United States (California)
Jabil Switzerland Manufacturing GmbH	Switzerland
Jabil Technology (Chengdu) Co., Ltd	China

Jabil Technology and Trading (Wuxi) Co., Ltd.	China
Jabil Torres S. de R.L. de C.V.	Mexico
Jabil Tuttlingen Manufacturing GmbH	Germany
Jabil Umkirch Manufacturing GmbH	Germany
Jabil Vietnam Company Limited	Vietnam
JCI (L) Pte. Ltd. (f/k/a JCI Labuan Limited)	Malaysia
JCI Funding Ireland Designated Activity Company	Ireland
JN Global Holding C.V.	Netherlands
Juno Newco Target Holdco Singapore Pte. Ltd.	Singapore
Kasalis Inc.	United States (Delaware)
“Kuatro Ukraine” LLC	Ukraine
Manna Renewable Energy Investments Two (Pty) Ltd	Namibia
N P Medical Inc.	United States (Massachusetts)
NPA de Mexico S. de R.L. de C.V.	Mexico
Nypro Atlanta LLC	United States (Texas)
Nypro China Holdings Limited	Hong Kong
Nypro de la Frontera, S. de R.L. de C.V.	Mexico
Nypro Deutschland GmbH	Germany
Nypro DR, LLC	United States (Delaware)
Nypro Guadalajara S.A. de C.V.	Mexico
Nypro Healthcare Baja Inc.	United States (Nevada)
Nypro Healthcare GmbH	Germany
Nypro Healthcare LLC	United States (Delaware)
Nypro Inc.	United States (Massachusetts)
Nypro Iowa Inc.	United States (Iowa)
Nypro Limited	Ireland
Nypro Plastics & Metal Products (Shenzhen) Co., Ltd.	China
Nypro Plastics & Molding Products (Suzhou) Co., Ltd.	China
Nypro Puerto Rico Inc.	United States (Massachusetts)
Nypro Research and Developments Unlimited Company	Ireland
Nypro Spain Holding, S.L.U.	Spain
NyproMold Chicago Inc.	United States (Illinois)
NyproMold Inc.	United States (Massachusetts)
NyproMold Investment Corp.	United States (Massachusetts)
Plasticast Hungary Korlatolt Felelossegu Tarsasag	Hungary
Plasticos Castella S.A.U.	Spain
PT Jabil Circuit Indonesia	Indonesia
Radius Hong Kong Limited	Hong Kong
Retronix Global Inc.	United States (Texas)
Retronix Ltd.	United Kingdom
Roosevelt Insurance Company, Ltd.	Cayman Islands
S.M.R. Metal Ltd.	Israel
Shemer Motion (2009) Ltd.	Israel
Taiwan Green Point Enterprises Co., Ltd.	Taiwan (Province of China)
Taiwan Green Point Enterprises Co., Ltd.	Virgin Islands, British
Westing Green (Tianjin) Plastic Co., Ltd.	China
Wolfe Engineering (Shanghai) Co., Ltd.	China

Yen Investments 140 (Proprietary) Limited	Namibia
YouTransactor SAS	France

*	Jabil Inc. subsidiaries list as of August 31, 2023.